SCHEDULE 14A INFORMATION

             PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                      SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                LYCOS, INC.

                   ------------------------------------

             (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                LYCOS, INC.

                   ------------------------------------

                (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------

     (5)  Total fee paid:

          ---------------------------------------------------------------



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                                                                          2

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          -------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          -------------------------------------------------------------

     (3)  Filing Party:

          -------------------------------------------------------------

     (4)  Date Filed:

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                                                                          3



                                LYCOS, INC.
                 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                               July 15, 1999


To Our Stockholders:

          A Special Meeting of the Stockholders of Lycos, Inc. (the "Company") will be held on July 15, 1999, at 10:00 A.M., at the Summerfield Suites Hotel, 54 Fourth Avenue, Waltham, Massachusetts, for the following purposes:

          1. To consider and act upon a proposal to approve an amendment to the Company's Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock, par value $.01 per share, from 100,000,000 shares to 300,000,000 shares.

          2. To consider and act upon any other business that may properly come before the meeting.

          The Board of Directors has fixed the close of business on June 11, 1999, as the record date for the meeting. All stockholders of record on that date are entitled to notice of and to vote at the meeting.

          PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON.

                         By order of the Board of Directors

                         Edward M. Philip,
                         Chief Operating Officer,
                         Chief Financial Officer and
                         Secretary



Waltham, Massachusetts
June 17, 1999

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                                                                          4

                                LYCOS, INC.

                              PROXY STATEMENT

          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Lycos, Inc. (the "Company") for use at the Special Meeting of the Stockholders to be held on July 15, 1999, at the time and place set forth in the notice of the meeting, and at any adjournments thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to stockholders is June 17, 1999.

          If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to the matter to be acted upon, proxies will be voted in favor thereof. Any person who executes and returns the enclosed form of proxy has the power to revoke it by voting in person at the meeting or by giving written notice of revocation to the Secretary of the Company at any time before the proxy is exercised.

          The holders of a majority in interest of all the Company's Common Stock, par value $0.01 per share (the "Common Stock"), issued, outstanding and entitled to vote are required to be present in person or be represented by proxy at the meeting in order to constitute a quorum for the transaction of business. The affirmative vote of the holders of at least a majority of the shares of Common Stock entitled to vote at the meeting is required to approve the proposed amendment of the Restated Certificate of Incorporation, as amended (the "Charter"), described below.

          The Company will bear the cost of this solicitation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Company (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telegraph and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Company.

          The Company's principal executive offices are located at 400-2 Totten Pond Road, Waltham, Massachusetts 02451; telephone number (781) 370-2700.


                     RECORD DATE AND VOTING SECURITIES

          Only stockholders of record at the close of business on June 11, 1999, are entitled to notice of and to vote at the meeting. On that date, the Company had outstanding and entitled to vote __ shares of Common
Stock. Each outstanding share of Common Stock entitles the record holder to one vote. No shares of Preferred Stock are outstanding.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                           OWNERS AND MANAGEMENT

          The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of June 1, 1999, (i) by each person who is known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) by each director of the Company, (iii) by the Chief Executive Officer and the next four most highly compensated executive officers of the Company who beneficially held shares of Common Stock as of such date and (iv) by all executive officers and directors of the Company as a group. Except as otherwise noted, each person maintains a business address c/o Lycos, Inc., 400-2 Totten Pond Road, Waltham, Massachusetts 02451, and has sole voting and investment power over the shares shown as beneficially owned, except to the extent authority is shared by spouses under applicable law. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable, or become exercisable within 60 days following June 1, 1999, are deemed outstanding. However, such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. As of May 24, 1999, there were 43,553,906 shares of Common Stock outstanding.


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                                                                          5


                                       AMOUNT AND
                                        NATURE OF           PERCENT OF
                                   BENEFICIAL OWNERSHIP       CLASS

CMGI, Inc. (1)...................       8,000,567             18.37%
100 Brickstone Square
First Floor
Andover, MA 01810

FMR Corp. (2)....................       3,027,850              6.95%
82 Devonshire Street
Boston, MA 02109

DIRECTORS

Daniel J. Nova (3)...............          26,003                *
c/o Highland Capital Partners
Two International Place
Floor 22
Boston, MA 02110

John M. Connors, Jr. (4).........          26,917                *
c/o Hill, Holliday, Connors,
  Cosmopulos, Inc.
200 Clarendon Street
Boston, MA 02116

Richard H. Sabot (5).............         164,259                *
c/o Tripod, Inc.
160 Water Street
Williamstown, MA 01267

NAMED EXECUTIVE OFFICERS

Robert J. Davis (6)..............         489,475                *

Edward M. Philip (7).............          28,610                *

Jan R. Horsfall (8)..............          70,000                *

Jeffrey J. Crown (9).............          24,305                *

David G. Peterson (10)...........          16,000                *

All executive officers and
directors as a group
(12 persons) (11)................         913,241              2.10%

-------------------------------

(1) CMGI holds 1,938,638 shares directly and may be attributed with the ownership of 2,476,722 shares held by CMG@Ventures I, LLC, 1,073,629 shares held by CMG@Ventures Securities Corp. and 2,511,578 shares held by CMG@Ventures Capital Corporation. CMGI, Inc. is the sole stockholder of CMG@Ventures, Inc., which is the Managing Member of CMG@Ventures I, LLC. CMGI, Inc. is also the sole stockholder of CMG@Ventures Capital Corporation, which is the sole stockholder of CMG@Ventures Securities Corp. Each of CMGI, Inc. and CMG@Ventures, Inc. disclaims beneficial ownership of all shares not held directly by it except to the extent of its proportionate pecuniary interest therein. In addition, 735,304 shares of common stock held by CMGI are subject to options issued under the Company's employee stock option plan.

(2) As disclosed to the Company by Fidelity Management & Research Co., a wholly owned subsidiary of FMR Corp.

(3) Includes 19,336 shares of Common Stock held by Mr. Nova and options to acquire 6,667 shares of Common Stock that are currently exercisable or become exercisable within 60 days. In addition,


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                                                                          6

     Mr. Nova holds options to purchase 13,333 shares of Common Stock that become exercisable after 60 days.

(4) Includes 250 shares of Common Stock held by Mr. Connors and options to acquire 26,667 shares of Common Stock that are currently exercisable or become exercisable within 60 days. In addition, Mr. Connors holds options to purchase 13,333 shares of Common Stock that become exercisable after 60 days.

(5) Includes 39,879 shares of Common Stock held by Mr. Sabot, 118,186 shares of Common Stock held indirectly in a revocable trust, 2,140 shares of Common Stock held indirectly in an irrevocable trust and options to acquire 4,054 shares of Common Stock that are currently exercisable or become exercisable within 60 days. In addition, Mr. Sabot holds option to purchase 146,000 shares of Common Stock that become exercisable after 60 days.

(6) Includes 2,875 shares of Common Stock held by Mr. Davis and options to acquire 486,600 shares of Common Stock that are currently exercisable or become exercisable within 60 days. In addition, Mr. Davis holds options to purchase 366,400 shares of Common Stock that become exercisable after 60 days.

(7) Includes 3,857 shares of Common Stock held by Mr. Philip and options to acquire 24,753 shares of Common Stock that are currently exercisable or become exercisable within 60 days. In addition, Mr. Philip holds options to purchase 435,951 shares of Common Stock that become exercisable after 60 days.

(8) Includes options to acquire 70,000 shares of Common Stock that are currently exercisable or become exercisable within 60 days. In addition, Mr. Horsfall holds options to purchase 178,000 shares of Common Stock that become exercisable after 60 days.

(9) Includes 305 shares of Common Stock held by Mr. Crown and options to acquire 24,000 shares of Common Stock that are currently exercisable or become exercisable within 60 days. In addition, Mr. Crown holds options to purchase 150,000 shares of Common Stock that become exercisable after 60 days.

(10) Includes options to acquire 16,000 shares of Common Stock that are currently exercisable or become exercisable within 60 days. In addition, Mr. Peterson holds options to purchase 198,000 shares of Common Stock that become exercisable after 60 days.

(11) Includes options to acquire 724,741 shares of Common Stock that are currently exercisable or become exercisable within 60 days. In addition to the shares listed, all executive officers and directors hold options to acquire an additional 2,071,017 shares of Common Stock that will become exercisable after 60 days.


            PROPOSED AMENDMENT TO INCREASE THE NUMBER OF SHARES
             OF COMMON STOCK THAT THE COMPANY HAS THE AUTHORITY
           TO ISSUE FROM 100,000,000 SHARES TO 300,000,000 SHARES

          On May 18, 1999, the Board of Directors adopted an amendment to the Charter, subject to approval by the stockholders, to increase the number of authorized shares of Common Stock from 100,000,000 shares to 300,000,000 (the "Amendment"). The Board of Directors also directed that the Amendment be submitted to the stockholders for approval at the Special Meeting of Stockholders to be held on July 15, 1999. In the event stockholder approval of the Amendment is obtained, the Company will then effect a two-for-one stock split (in the form of a stock dividend) to be paid on July 26, 1999, to stockholders of record on July 16, 1999 (the "Stock Split").

          Increase in Number of Shares of Common Stock. The Charter currently authorizes the issuance of a total of 105,000,000 shares of capital stock, consisting of 100,000,000 shares of Common Stock, par value $.01 per share, and 5,000,000 shares of Preferred Stock, par value $.01 per share. The Amendment will increase the total number of authorized shares to 305,000,000, and the number of authorized shares of Common Stock to 300,000,000. The Amendment will amend the first paragraph of Article FOURTH of the Charter to read in its entirety as follows:

          FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 305,000,000 shares, consisting of 300,000,000 shares of Common Stock with a par value of $.01 per share (herein called the "Common Stock"), and 5,000,000 shares of Preferred Stock with a par value of $.01 per share (herein called the "Preferred Stock").

          The amendment will not change the currently authorized number of shares of Preferred Stock, which will remain set at 5,000,000. No shares of Preferred Stock have been issued.

          The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock now authorized. Adoption of the Amendment and the issuance of Common Stock would not affect the rights of holders of currently outstanding Common Stock, except for effects incidental to increasing the number of shares of Common Stock outstanding. Holders of Common Stock do not have preemptive rights, which means that current stockholders do not have a prior right to purchase any new issue of Common Stock in order to maintain their proportionate ownership thereof. If the Amendment is adopted, it will become effective upon the filing of the Amendment with the Delaware Secretary of State.

          Appraisal Rights in Respect of the Amendment. Under the applicable provisions of the Delaware General Corporation Law, the Company's stockholders have no appraisal rights with respect to the Amendment.

          The Stock Split. On May 18, 1999, the Board of Directors authorized the Stock Spilt, subject to receipt of stockholder approval of the Amendment. In connection with the Stock Split, each stockholder will receive one additional share of Common Stock for each share of Common Stock held by it on the related record date. In addition, the number of shares of Common Stock reserved for issuance or subject to outstanding options granted under the Company's employee stock option plans and employee stock purchase plans would increase by 100% (and the exercise price per share would decrease by 50%). Stockholders are not being asked to vote on the Stock Split, but the Stock Split will not occur unless the authorized number of shares of Common Stock is increased as set forth in the Amendment. Without this increase in authorized shares, the Company will not have enough authorized shares of Common Stock to effect the Stock Split.

          Purpose of the Amendment. The Board of Directors believes that the adoption of the Amendment is advantageous to the Company. The Amendment would provide sufficient authorized Common Stock of the Company to effect the Stock Split, which the Company believes will lower the per share market price of the Common Stock and increase its trading activity. In addition, it would provide additional authorized shares of Common Stock that may be used from time to time for other corporate purposes that the Board of Directors may deem desirable, including, without limitation, additional stock splits, stock dividends or other distributions, financings, acquisitions, stock grants, stock options and employee benefit plans. In the event stockholder approval of this proposal is obtained, after giving effect to the Stock Split and assuming it was effected on June 11, 1999, the Company would have a total of __ authorized but unissued shares of Common Stock remaining available pursuant to Charter, of which __ shares would be reserved for issuance under the Company's stock option plans and employee stock purchase plan. These additional authorized shares of Common Stock will restore the Company's flexibility to issue Common Stock to a level the Board of Directors believes advisable.

          Possible Effects of the Amendment. If the stockholders approve the Amendment, the Company will have additional authorized but unissued shares of Common Stock that may be issued without further action or authorization of the stockholders (except as required by law or the rules of the Nasdaq Stock Market or other stock exchange on which the Company's securities may then be listed). The issuance of additional shares of Common Stock would have a dilutive effect on earnings per share. In addition, the issuance of additional shares of Common Stock could have a dilutive effect on the voting power of the current stockholders because they do not have preemptive rights. Finally, the Amendment could, under certain circumstances, have an anti-takeover effect, because it would enable the Board of Directors to issue shares of Common Stock to persons who are opposed to a takeover bid. This could deter transactions that may result in a change of control of the Company, including transactions in which stockholders may receive a premium for their shares over the current market prices. The Board of Directors, however, has presented the Amendment for the purposes described above under "Purpose of the Amendment" and not with the intent that it be utilized as a type of anti-takeover device.

           Required Vote; Recommendation of the Board of Directors. Affirmative votes of the holders of at least a majority of the shares of Common Stock entitled to vote at the meeting are required to approve the Amendment. Abstentions and broker non-votes will have the same effect as votes against the Amendment. Upon the execution and return of the enclosed form of proxy, the shares represented thereby will be voted in accordance with the terms of the proxy, unless the proxy is revoked. If no directions are indicated in such proxy, the shares represented thereby will be voted "FOR" the approval of the Amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT.

              DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

          The Company's next Annual Meeting will be held in December 1999. An eligible stockholder who desires to have a qualified proposal considered for inclusion in the proxy statement for that meeting must give notice to the Secretary of the Company of the terms and content of the proposal no later than September 24, 1999.

                               OTHER MATTERS

          Management knows of no other matters that may properly be and are likely to be brought before the meeting, other than the matter discussed herein. If any other matters properly come before the meeting, however, the persons named in the enclosed proxy will vote in accordance with their best judgment.


                              VOTING PROXIES

          The Board of Directors recommends an affirmative vote on the proposal specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors' recommendation.

                         By order of the Board of Directors,

                         Edward M. Philip,
                         Chief Operating Officer,
                         Chief Financial Officer and Secretary
June 17, 1999


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                                                                         10

                                   PROXY

                                LYCOS, INC.

                    SPECIAL MEETING OF THE STOCKHOLDERS

                               July 15, 1999


The undersigned hereby appoints Robert J. Davis and Edward M. Philip, and each of them, with full power and substitution, proxies to represent the undersigned at the Special Meeting of the Stockholders of Lycos, Inc. to be held on July 15, 1999, at 10:00 A.M., at the Summerfield Suites Hotel, 54 Fourth Avenue, Waltham, Massachusetts, and at any adjournment or adjournments thereof, to vote in the name and place of the undersigned, with all powers that the undersigned would possess if personally present, all the shares of Lycos, Inc. standing in the name of the undersigned upon such business as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS AN AFFIRMATIVE VOTE ON THE PROPOSAL SPECIFIED. SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE PROPOSAL AS SET FORTH IN THE PROXY STATEMENT.

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                PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE
                 AND RETURN PROMPTLY IN ENCLOSED ENVELOPE

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Please sign exactly as your name(s) appear(s) on the Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

HAS YOUR ADDRESS CHANGED?               DO YOU HAVE COMMENTS?

------------------------                -----------------------------------

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                                                                         11

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE


---------------------------------

LYCOS, INC.

---------------------------------



RECORD DATE SHARES:


                           ---------------------



Please be sure to sign and date this Proxy. Date
                                                  -------------------------


Stockholder sign here ----------------   Co-owner sign here ---------------


                                                  FOR   AGAINST   ABSTAIN

1.   To consider and act upon a proposal to       [ ]     [ ]       [ ]
     approve an amendment to the Company's
     Restated Certificate of Incorporation
     to increase the number of authorized
     shares of Common Stock, par value $.01
     per share, from 100,000,000 shares to
     300,000,000 shares.

2.   In their discretion, the proxies are         [ ]     [ ]       [ ]
     authorized to vote upon such business
     as may properly come before the meeting.

Mark box at right if you plan to attend the meeting.      [ ]

Mark box at right if comments or address change have      [ ]
been noted on the reverse side of this card.


DETACH CARD                         DETACH CARD



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                                                                         12
LYCOS, INC.


Dear Lycos Stockholder:


Enclosed please find your proxy materials for the Special Meeting of the Stockholders, to be held on July 15, 1999, at 10:00 A.M., at the Summerfield Suites Hotel, 54 Fourth Avenue, Waltham, Massachusetts.

Please sign, date and return your proxy card in the enclosed envelope as soon as possible.

Your vote counts! Thank you in advance for your prompt consideration of these matters.

Lycos, Inc.